                      CAMELOT CORPORATION
                             PROXY
                FOR THE HOLDERS OF COMMON SHARES
    THIS PROXY IS SOLICITED ON BEHALF OF CAMELOT CORPORATION
  ANNUAL MEETING TO BE HELD ON JANUARY 3,  1997 AT 10:00 A.M.

The   undersigned   shareholder  of  Camelot   Corporation   (the
"Company") hereby appoints Daniel Wettreich, or failing him, Jeanette P. Fitzgerald as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxies may do or cause to be done by virtue thereof. The above-named Attorneys and Proxies are instructed to vote all the undersigned's shares as follows:

1.   THE ELECTION OF DIRECTORS:

     o    For the Election of All Nominees Listed Below
          (Except as Marked to the Contrary Below*)

      o     Withhold  Authority to Vote for All  Nominees  Listed
Below

Daniel Wettreich, Jeanette Fitzgerald , Henry Gelender and  Allan
Wolfe

*(Instruction: To withhold authority to vote for an individual nominee, strike a line through that nominee's name above.)

2.   RATIFY THE SELECTION OF AUDITORS FOR APRIL 30, 1997:

      To ratify the appointment of Lane, Gorman & Trubitt, as auditors for the fiscal year ended April 30, 1997.

          AGAINST  o         FOR  o        ABSTAIN  o


3.   APPROVAL OF THE CREATION OF THE 1996 STOCK OPTION PLAN:

      To approve the creation of the 1996 Stock Option Plan to create a plan which incorporates the amended governing rules.

          AGAINST  o         FOR  o        ABSTAIN  o


4.   APPROVAL OF THE AMENDMENT OF THE 1991 STOCK OPTION PLAN:

      To approve the amendment of the 1991 Stock Option Plan for all non-employee directors of the company.

          AGAINST  o         FOR  o        ABSTAIN  o


THIS  PROXY,  WHEN PROPERLY EXECUTED, WILL BE VOTED  AS  DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS  MADE,
THIS  PROXY  WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL  1
AND FOR PROPOSAL 2, and 3.


              Dated this _______ day of ______________, 1996



              ______________________________________________
                       Signature of Shareholder



              ______________________________________________
                       Signature of Shareholder



              ______________________________________________
                          Please Print Name



              ______________________________________________
                          Please Print Name

Please date and sign exactly as your name or names appear on your stock certificate. Joint owners should each sign personally. If signing in any fiduciary or representative capacity, give full title as such and provide authorization. For shares held by a corporation, please affix its corporate seal.

PLEASE  MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING  THE
ENCLOSED ENVELOPE.

                      CAMELOT CORPORATION
                          Camelot Place
                       17770 Preston Road
                      Dallas, Texas 75252

               NOTICE OF MEETING OF SHAREHOLDERS


                 To be Held On January  3, 1997

       Notice is hereby given that the Annual Meeting of Shareholders of Camelot Corporation (the "Company") will be held at The Dallas Marriott Quorum, 14901 N. Dallas Parkway, Dallas, Texas 75240 on the 3rd of January 1997 at 10:00 a.m., local time, for the following purposes:

     (1)  To elect four directors;

      (2) To ratify the appointment of auditors for the fiscal year ended April 30, 1997.

     (3)    To approve the creation of the 1996 Stock Option Plan.

     (4)  To approve the amendment of the 1991 Stock Option Plan.

      (5) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

       The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

      Only shareholders of record at the close of business on November 15, 1996 are entitled to notice of, and to vote at, the Meeting of Shareholders and any adjournment(s) thereof.

      You are cordially invited to attend the meeting, but if you are unable to do so, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, whether or not you have returned the proxy. In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors


Jeanette Fitzgerald
Corporate Secretary


Dallas, Texas
November  15, 1996

                      CAMELOT CORPORATION
                          Camelot Place
                       17770 Preston Road
                      Dallas, Texas 75252


                        PROXY STATEMENT

                              for

                 ANNUAL MEETING OF SHAREHOLDERS

                   To be Held January 3, 1997


  This Proxy Statement is sent to shareholders of Camelot Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on January 3, 1997 at 10:00 a.m., local time at The Dallas Marriott Quorum, 14901 N. Dallas Parkway, Dallas, Texas 75240 and any
adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers, and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed proxy are first being sent to shareholders of Camelot Corporation on or about November 16, 1996.

Pursuant to the Private Securities Litigation Reform Act of 1995 the Company, in addition to historical information, certain information within this proxy statement contains forward looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth including but not limited to competition among employers for appropriate personnel, Camelot's dependence on outside suppliers and the need to go to outside consulting sources, the continued ability to create and /or acquire products that customers will accept; the impact of competition and changing competitors; the changing nature of regulations and the manner in which they are interpreted; and pricing pressures in addition to normal economic and world factors beyond the control of the Company.

                     REVOCATION OF PROXIES

  Any Shareholders returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Corporate Secretary of the Company of such revocation prior to its use, (b) by voting in person at the meeting, or (c) by executing and filing with the Corporate Secretary of the Company a later dated proxy.

           OUTSTANDING STOCK AND CERTAIN SHAREHOLDERS

  The voting securities of the Company are shares of its common stock, $0.01 par value ("Common Stock"), each share of which entitles the holder to one vote at the Annual Meeting of Shareholders and any adjournment(s) thereof. At October 15, 1996 there were outstanding and entitled to vote 25,016,059 shares of Common Stock. Only shareholders of record at the close of business on November 15, 1996, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof.

   The following table sets forth as of October 15, 1996 information known to the management of the Company concerning the beneficial ownership of Common Stock by (a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock outstanding,
(b) each director of the Company owning Common Stock, and (c) all directors and officers of the Company as a group (8 persons).

Name and Address of          Amount and Nature of      Percent
Beneficial  Owner            Beneficial  Ownership       of
                                                        Class

Daniel  Wettreich            14,514,665   <F1><F2><F3>  42.21%
17770 Preston Road
Dallas, Texas 75252

Jeanette P.Fitzgerald          200,000    <F4>             *
17770 Preston Road
Dallas, Texas 75252

Allan Wolfe                     65,000    <F5>             *
Adams Building
Suite D5
172 Route 101
Bedford, New Hampshire  03110

Henry Gelender                 240,500    <F6>             *
7150 Greenville Avenue
Suite 600
Dallas, Texas  75231

Tom Watts                       30,000    <F7>             *
17770 Preston Road
Dallas, Texas  75252

David McCurley                  50,000    <F8>             *
17770 Preston Road
Dallas, Texas  75252

Katie Phillips                   5,000    <F9>             *
17770 Preston Road
Dallas, Texas  75252

Robert Gregory                  10,000   <F10>             *
17770 Preston Road
Dallas, Texas  75252

All Officers and Directors  15,047,165 <F1><F2><F3><F4>    45.6%
as a group (8 persons)                 <F5><F6><F7><F8>
                                       <F9><F10>
* Under 0.1%

Zara Wettreich,              1,494,166                      5.6%
Separate Property
17770 Preston Road
Dallas, Texas 75252

Forme Capital, Inc.          2,650,000 <F3>                9.9%
17770 Preston Road
Dallas, Texas  75252


[FN]

          (1) 920,499 of these shares are in the name of Zara Wettreich and Hermina, Inc. trustees of The Wettreich Heritage Trust ("Trust"), a Texas trust whose beneficiaries are the children of Daniel Wettreich. 1,494,166 of these shares are owned by Zara Wettreich the wife of Mr. Wettreich, as her separate property. 1,000,000 of these shares are owned by Wettreich Financial Consultants, Inc. ("WFC"), a Texas company owned by the wife and children of Mr. Wettreich.  650,000 of these shares are owned by Forme Capital, Inc., ("Forme"), a Delaware company of
          which Mr. Wettreich is a director and officer.   Mr. Wettreich
          has disclaimed any beneficial interest in the shares owned by his wife, Trust, WFC, and Forme.


          (2)     Includes options to purchase 8,000,000 shares
          granted  to  Daniel Wettreich, which options  are   not
          exercised.

          (3)   Includes  an  option granted  to  Forme  Capital,
          Inc.,  a  company  affiliated with  Mr.  Wettreich,  to
          purchase   2,000,000  shares,  which  option   is   not
          exercised.

          (4) Includes options to purchase 140,000 shares granted to Jeanette Fitzgerald, which options are not exercised.

          (5) Includes an option to purchase 55,000 shares granted to Allan Wolfe, which option is not exercised.

          (6)   Includes  an  option  to purchase  40,000  shares
          granted  to  Henry  Gelender,  which  option   is   not
          exercised.   500 of these shares are as  custodian  for
          Rachel Gelender UGMA.

          (7) Includes an option to purchase 30,000 shares granted to Tom Watts, which option is not exercised.

          (8)   Includes  an  option  to purchase  50,000  shares
          granted  to  David  McCurley,  which  option   is   not
          exercised.

          (9) Includes options to purchase 20,000 shares granted to Katie Phillips, which options are not exercised.

          (10) Includes options to purchase 10,000 shares granted to Robert Gregory, which options are not exercised.
[/FN]





         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Company paid management fees of $44,000 in 1996 and $286,000 in 1995 to Wettreich Financial Consultants, Inc. ("WFC"), a company affiliated with the President of the Company. These management services consisted of the provision of the services of the President and Corporate Secretary of Company. The amount was determined by the time, effort, and skill required to provide these services. The President and the Corporate Secretary of Company were employees of WFC and during the fiscal year ended April 1995, received no compensation from Company.




      Company, through its previously wholly-owned subsidiary, Stock Transfer Company of America, Inc., provided services during the year ended April 1994, as a securities transfer agent to companies affiliated with the President of Company. For the ten months ended February 28, 1994, Company recognized sales of approximately $1,243 to these affiliated companies. Services as a security transfer agent to companies affiliated with Allan Wolfe, director of Company were also provided. For the ten months ended February 28, 1994, Company recognized sales of approximately $1,807 to these affiliated companies. During the years ended April 1995 and 1996, Stock Transfer Company of America continued to provide stock transfer services to Company and a total of $3,843 and $16,598 were paid by Company for these services. In the opinion of the Board of Directors, the terms of these transactions was as fair to the company as could have been made with an unaffiliated party.

      The Company leased 10,000 square feet of offices from Forme Capital, Inc., a company affiliated with the President of the Company. The lease is for a term of 5 years commencing September 1993 at $8 per square foot. Total rent paid during fiscal 1996 and 1995 was $80,000, respectively. The lease agreement and transactions related thereto were approved by a vote of Company's shareholders.

      The Company received loans from Forme totaling $406,000 and $470,000 in fiscal years 1995 and 1994, respectively. Payments of $236,000 and $190,000 were made in fiscal years 1996 and 1995, respectively. Forme converted the remaining balance of $450,000 to common stock during fiscal 1996. Total interest paid during fiscal 1996 was $11,615 and 1995 was $35,961.

      During fiscal 1996 and 1995, Company received dividend payments from Forme Capital, Inc., Preferred Shares Series C in the amount of $46,657 for 1996 and $46,657 for 1995.

     On March 9, 1995, Company issued 15,000 common shares valued at  $22,500  to a company for a mailing list.  The  president  of
that   company  was  the  wife  of  the  president   of   Camelot
Distributing, Inc., one of Company's subsidiaries.

      On January 17, 1996, the Company's disinterested directors approved a secured loan to the Corporate Secretary in the amount of $75,156. This loan bears interest at a rate 6% per annum.

      On   August 1, 1996, the Company's disinterested  directors
approved a secured loan to the Corporate Secretary in the amount of $14,000. This loan bears interest at a rate of 6% per annum and has been substantially repaid as of October 21, 1996.

      On September 25, 1996 the Company's disinterested directors approved  a secured loan to the President of the Company  in  the amount of $1,800,000.  This loan bears interest at a rate  of  6%
per annum.


                     ELECTION OF DIRECTORS

 The Company's Bylaws provide for a Board of Directors consisting of at least three directors. The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the four nominees for directors named below. If at the time of the meeting, any of these nominees shall have become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders, or until their successors are elected and qualified. The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until their successor is elected and qualified or until their death or resignation or until they shall have been removed in the manner provided by the Company's Bylaws. The nominees for directors and officers, each of whom has consented to serve if elected, are as follows:

Name              Age   Position          Period Served       Term
                                                              Expires

Daniel Wettreich 45    Chairman and       September 16, 1988  Next
                       Chief Executive                        Annual
                       Officer,President,                     Meeting
                       Director


Jeanette P.      35    Vice President and September 16, 1988  Next
Fitzgerald             General Counsel,                       Annual
                       Secretary,                             Meeting
                       Director

Allan S. Wolfe   65    Director            May 24, 1993       Next
                                                              Annual
                                                              Meeting

Henry Gelender   49    Director            December 1, 1995   Next
                                                              Annual
                                                              Meeting

Daniel Wettreich

      Daniel Wettreich is Chairman and Chief Executive Officer, President and Director of the Company since September 1988. He is also a Director and Officer of all its subsidiaries<F1>. Since 1981, he has been the President and Director of Wettreich Financial Consultants, Inc., a financial consulting company. Since August 1996, he has been Director and Chief Executive Officer of Meteor Technology plc, a UK public company, and since May 1996 its subsidiary, DigiPhone Europe, Ltd., a United Kingdom based distributor of software in Europe. Additionally, he currently holds directors positions in the following public companies: Forme Capital, Inc., a real estate company and Danzar Investment Group, Inc., Malex, Inc., Adina, Inc., and Tussik, Inc. which are dormant companies seeking merger opportunities. In July 1993, he was appointed Director of Goldstar Video
Corporation<F2> following an investment by the Company. From January 1985 to February 1988 he was a founding director of
Phoenix Network, Inc., a telecommunications company listed on the American Stock Exchange. Mr. Wettreich was an executive with two London, England merchant banks in the mid 1970's.
Subsequently he was owner/manager of a private distribution company, and thereafter Chief Financial Officer of a $60 million retailer listed on the London Stock Exchange. Mr. Wettreich has been an officer and director of Hermina, Inc., the corporate trustee of The Wettreich Heritage Trust since June 1981. Mr. Wettreich has a Bachelor of Arts in Business Administration from the University of Westminster, London, England.

Jeanette P. Fitzgerald

      Jeanette Fitzgerald is Vice President and General Counsel, Corporate Secretary and a Director of the Company since September 1988. She is a director and secretary of the Company's subsidiaries<F1>. She is a member of the State Bar of Texas and the Business Law section. Since August 1996, she has been a Director of Meteor Technology plc, a UK public company and since May 1996 its subsidiary DigiPhone Europe, Ltd., a United Kingdom based distributor of software in Europe. She is also the
Corporate Secretary and Director of Wettreich Financial Consultants, Inc., and of Malex, Inc., Adina, Inc., Tussik, Inc. and Danzar Investment Group, Inc., which are public companies. In July 1993, she was appointed Director of Goldstar Video Corporation<F2> following an investment by the Company. Previous to these positions, from 1987 to 1988 she worked as a staff attorney and in the compliance department at H.D. Vest, Inc., a holding company with subsidiaries including a securities brokerage firm. She graduated from Texas Tech University School of Law receiving both a Doctorate of Jurisprudence and a Masters of Business Administration in May 1986, and from the University of Michigan with a Bachelors of Business Administration in December 1982.


Allan S. Wolfe

     Allan S. Wolfe has been a Director of the Company since May, 1993. He is Chairman and President of Database Technologies, Inc., a public company providing database software to the insurance industry from May 1986 to the present. He is also, since 1984, a director and Chief Executive Officer of Pathfinder Data Group ("PDG"), a database company. A subsidiary of PDG, Pathfinder Database, Inc., filed for protection from creditors under Chapter 11 and has since been converted to Chapter 7.

Henry Gelender

      Dr. Henry Gelender has been a Director of the Company since December, 1995. He is President of Cornea Associates of Texas, PA, one of the leading cornea transplant surgery centers in the country. He is Vice Chairman of the Department of Ophthalmology at Presbyterian Hospital in Dallas, Texas since 1994, and is Clinical Associate Professor of Ophthalmology at the University of Texas, Southwestern Medical School in Dallas since 1983. He received his medical degree from the University of Health Sciences at the Chicago Medical School in Chicago, Illinois in 1973, and has a BA in Zoology from the University of California. [FN]

(1)  A  subsidiary, Camelot Entertainment, Inc., filed Chapter  7 liquidation in January 1995.

(2) Goldstar Video filed for protection from creditors pursuant to Chapter 11 in October 1993, and has converted to a liquidation proceeding.
[/FN]

                       DIRECTORS MEETING

   During the fiscal year ending April 30, 1996, the Company had fifteen (15) directors meetings, thirteen (13) of which consisted of consent of directors minutes signed by all directors. The consent minutes reflect decisions reached by all of the directors following discussions among the directors. The audit committee consisted of Daniel Wettreich, Alan Wolfe and Henry Gelender. Company has no standing nominating or compensation committee.

                    MANAGEMENT REMUNERATION

    The following table lists all cash compensation exceeding $100,000 paid to Company's executive officers for services rendered in all capacities during the fiscal year ended April 30, 1996. No bonuses were granted to any officer, nor was any compensation deferred.



                     SUMMARY COMPENSATION TABLE

                      Annual Compensation     Long-Term
                                             Compensation

                                         Awards Payouts

                                        Restr-
Name and                       Other    icted   Options/ LTIP  All
Principal    Year Salary Bonus Annual   Stock                  Other
Position                       Compen-  Award(s) SARs    Pay-  Compen-
                               sation                    outs  sation
Daniel       1994    -     -       -       -      -       -    $<F1>
Wettreich    1995    -     -       -       -  1,000,000   -    $<F1>
Chairman and 1996 $208,333 -       -       -  1,000,000   -    $<F1>
CEO<F1>

Jeanette P.  1994    -     -       -       -      -       -    $<F1>
Fitzgerald   1995    -     -       -       -   175,000    -    $<F1>
Vice         1996   N/A    -       -       -     N/A      -    $<F1>
President,
General
Counsel and
Secretary<F1>

[FN]

(1) Daniel Wettreich and Jeanette Fitzgerald, Directors and Officers of Company, were employees of a company affiliated with Mr. Wettreich, which company provided the Company with management services until July 1995 and was paid $44,000, $286,000 and $290,500 for the years ended April 30, 1996, 1995 and 1994 respectively. In July 1995, Mr. Wettreich and Ms. Fitzgerald became employees of Company and Mr. Wettreich entered into an employment contract with Company.
[/FN]

      Directors of the Company receive no salary for their services as such, but are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors.

      Company has no compensatory plans or arrangements whereby any executive officer would receive payments from the Company or a third party upon his resignation, retirement or termination of employment, or from a change in control of Company or a change in the officer's responsibilities following a change in control other than Mr. Wettreich. Under the newly proposed 1996 Stock Option Plan or under the Company's 1991 Outside Directors Stock Option Plan options granted under these plans contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the Company in which the Company's stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.

     On July 1, 1995, Company entered into an employment contract with Mr. Wettreich whereby he was employed as Chairman, Chief Executive Officer and President of the Company for a period of ten years at an annual salary of $250,000 and a cash bonus equal to 5% of the Company's annual profits before taxation. In the event of Mr. Wettreich's death during the term of the agreement, Company will pay annual death benefits of $250,000 for a period of four years. Mr. Wettreich may terminate his employment after the date of a change in control of the Company. A change in control is defined as any person other than Mr. Wettreich or his family interests becomes beneficial owner, directly or indirectly of common stock of the Company representing 30% or more of the Company's issued and outstanding common stock or if the Incumbent Board as defined, ceases to constitute a majority of the board of directors. If Mr. Wettreich terminates his employment after a change of control in the company, he shall be paid (i) the base salary and any bonuses payable to him under the agreement or (ii) an amount equal to the product of the annual base salary and bonus paid to Mr. Wettreich during the year preceding the termination date multiplied by five whichever of (i) or (ii) is more. In the circumstances whereby Mr. Wettreich terminates his employment for good reason, as defined, he will receive payments in accordance with the payments received if termination occurs after a change of control of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT
                             OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believe that all filing requirements applicable to the Company's executive officers, director, and more than 10% stockholders were complied with.

                     SHAREHOLDER PROPOSALS

    According  to  Rule  14a-8 promulgated under  the  Securities
Exchange Act of 1934, a shareholder may require that certain proposals suggested by the shareholders be voted upon at a shareholders meeting. Information concerning such proposal may be submitted to the Company for inclusion in the Company's Proxy Statement. Such proposals must be submitted to the Company before July 19, 1997 for consideration at the 1997 shareholders meeting.

                     MANAGEMENT PROPOSAL I

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            FOR THE FISCAL YEAR ENDED APRIL 30, 1997


    The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

    RESOLVED, that the appointment by the Board of Directors of Lane, Gorman & Trubitt, as independent auditors of the Company for the year ending April 30, 1997 is hereby approved.

    It  is  not intended that a representative of Land  Gorman  &
Trubitt will be present at the meeting or be available for questions. Lane Gorman and Trubitt have conducted the audit on the Company since the 1994 fiscal year.

  During the previous two years, there were no disagreements between the Company and the auditors regarding a policy or disclosure.

   Neither this accountant nor any accountant for the past two years has rendered an audit opinion containing an adverse opinion or a disclaimer of opinion or were any of the opinions qualified or modified as to uncertainty, audit scope or accounting principles.


                     MANAGEMENT PROPOSAL II

    APPROVAL OF THE CREATION OF THE 1996 STOCK OPTION PLAN

The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

    "RESOLVED, that the creation of the 1996 Stock Option Plan by the Board of Directors of the Company is hereby approved."

The board desires to establish options with vesting periods and create an administrator consisting of non-employee directors.

The Board of Directors approved the adoption of the 1996 Stock Option Plan (the "Option Plan") in October of 1996. As of October 15, 1996, the maximum number of shares granted pursuant to the Option Plan is 7,397,000, of which options to purchase no shares were outstanding. The Board of Directors determined to issue option in the same amounts as the outstanding options and employees have tendered all options granted under the 1991 Stock Option Plan and the Company has canceled them. The options granted in lieu of those tendered by employees immediately vested. The new plan, subject to shareholder approval has 8,000,000 shares of common stock that may be issued under the Option Plan, subject to adjustments for stock splits or other changes in the Company capital structure.

The Board of Directors believes that approval of the establishment of the 1996 Option Plan is in the best interests of the Company and its stockholders because it is important to be able to reward employees and provide them an incentive to make the Company succeed. Further, the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. Consequently, the Company grants options to each employee and each employee is eligible for an additional annual grant, based on his or her performance. The Company estimates that it will have sufficient shares reserved for issuance to make anticipated stock option issuances for the next year.

The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

General The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees and consultants of nonstatutory stock options. A maximum of 8,000,000 authorized but unissued shares or treasury shares of the Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. In the event of any stock dividend, stock split, recapitalization, combination, reclassification , or like change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Option Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or repurchased are returned to the Option Plan and become available for future grant. The Company intends that the compensation related to options granted under the Option Plan qualifies for the "performance-based compensation" exemption under Section 162(m) of the Code. Section 162(m) generally limits the deductibility by the company for federal income tax purposes of compensation paid to certain executive officers.

Administration. The Option Plan is administered by the Board or a duly appointed committee of non-employee members of the Board. With respect to the participation of individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board or the committee, consisting of non-employee directors, determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a non-statutory stock option, the terms of vesting and exercisability of each option, the type of consideration to be paid to the Company upon exercise of an option, the term of each option, and all other terms and conditions fo the options. The Board or committee will interpret the Option Plan and options granted under the Option Plan, and all determinations of the Board or committee will be final and binding on all persons having an interest in the Option Plan or any option.

Eligibility. All employees (including officers and directors who are also employees), consultants, advisors or other independent contractors of the company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. As of October 15, 1996, the Company had approximately 70 employees, including eight executive officers, and no consultants, advisors and other independent contractors. Only employees may be granted incentive stock options. Consultants, advisors, and other independent contractors may only be granted nonstatutory stock options.

Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The per share exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the term of any such option cannot exceed five years.

Generally, options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. However, the Board or committee may restrict the forms of payment permitted in connection with any option grant or may grant options permitting payment of the exercise price with a promissory note.

Options granted under the Option Plan will become exercisable and vested at such times as specified by the Board of committee. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the
Company  to  reacquire  at  the optionees's  exercise  price  any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of options granted under the Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

  Transfer of Control. A "Transfer of Control" will be deemed to occur upon any of the following events in which the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, (ii) a merger in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company. If a Transfer of Control occurs, the surviving, continuing successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") will either assume outstanding options or substitute options for the Acquiring Corporation's stock for the outstanding options. However, if the Acquiring Corporation elects not to assume or substitute for outstanding options in connection with a merger described in clause (ii) above, the Company's Board will provide that any unexercisable and/or unvested portion of the outstanding options will be immediately exercisable and vested. Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date.

Termination or Amendment. Unless sooner terminated, no options may be granted under the Option Plan after October 15, 2006. The Board or committee may terminate or amend the Option Plan at any time, but without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option.

All  outstanding options issued pursuant to the 1991 Stock Option
Plan to employees eligible under the new Stock Option Plan have been returned to the Company and been replaced by equivalent options under the new Stock Option plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

Incentive Stock Options Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Option" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period i more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the garnt of such an option.

Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company. If the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercise. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 month. No tax deduction is available to the company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

The  Board recommends approval of the creation of the 1996  Stock
Option Plan.


                    MANAGEMENT  PROPOSAL III

The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

"RESOLVED,  that the amendment of the 1991 Employee Stock  Option
Plan is hereby approved."

The Board has determined to use the 1991 Employee Stock Option Plan for non-employee directors and has therefore amended the plan to specifically cover said directors with a disinterested committee of only employee directors to administer the plan. Other than a name change to the 1991 Outside Director Stock Option Plan and as set out above, the plan will otherwise stay the same.

                      SHAREHOLDER APPROVAL

Shareholders, representing a majority of those common shares out standing, and eligible to vote must return proxies to constitute a quorum, including abstentions. A majority of those shares constituting the quorum eligible to vote is required for approval of Management Proposal I, II, and III, and the election of directors.


                         OTHER BUSINESS

    The  Board of Directors of the Company does not know  of  any other business to be presented at the Annual Meeting. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment.

   By order of the Board of Directors


Jeanette P. Fitzgerald
Corporate Secretary


Dallas, Texas
November 15, 1996